UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2006

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California

        0-20610

  95-1017959

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Tax Credit Investors II, a California limited partnership (the “Partnership”), has a 99% limited partnership interest in Oak View Spartanburg Limited Partnership, a South Carolina limited partnership (“Oak View”). On October 13, 2006, Oak View entered into a purchase and sale contract with a third party, Related Apartment Preservation, LLC, a Delaware limited liability company (“Related”), for the sale of its sole investment property, located in Spartanburg, South Carolina, which consists of 106 units, for a sales price of $3,300,000.  The Partnership’s consent is a condition to the closing of the transaction and must be provided prior to the expiration of the due diligence period on November 12, 2006 or Related has the right to terminate the purchase and sale contract.  The Partnership is currently reviewing the transaction and expects to provide its consent within the due diligence period.

After payment of closing costs, repayment of the mortgage encumbering Oak View’s investment property and payment of other liabilities associated with Oak View’s investment property, it is anticipated that distributable proceeds to the Partnership will be in excess of the Partnership’s investment balance in Oak View of approximately $1,412,000 at June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:

National Partnership Investments Corp.

General Partner

By:

/s/Kathleen Danilchick

Kathleen Danilchick

Senior Vice President and Chief Financial Officer

Date:

October 19, 2006